UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2010

Location Based Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139395	20-4854758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38 Discovery, Suite 150, Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)

(888) 600-1044
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Matters to Vote of Security Holders

On August 25, 2010, Location Based Technologies, Inc., (the “Company”) held the Annual Shareholder’s Meeting and the nominees as set forth in the Proxy Statement are now before the meeting.

As to the election of directors to serve until the next annual meeting, the following persons have been elected: Ms. Desiree Mejia and Messrs. David Morse and Joseph Scalisi.

The voting results were as follows:

	For	Against	Withheld	Abstentions	Broker Non-Votes
Mejia	56,264,463	0	1,002,336	-	-
Morse	56,006,076	0	1,260,723	-	-
Scalisi	56,266,063	0	1,000,736	-	-

Item 7.01 Regulation FD Disclosure.

On August 25, 2010, the Company held its Annual Shareholder Meeting Virtually by Internet and conference call.  The Supplemental Information package for use during this event is furnished herewith as Exhibits 99.1 and incorporated by reference in Item 7.01.  All information in the Supplemental Information package is presented as of the particular date or dates referenced therein, and the Registrant does not undertake any obligation to, and disclaims any duty to, update any of the information provided.

The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933.

Item 9.01 Exhibits

Exhibit #	Description
99.1	Supplemental Information Package - Annual Shareholder Meeting Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATION BASED TECHNOLOGIES, INC.

Date: August 26, 2010	By:	/s/ David Morse
David Morse
Chief Executive Officer

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